EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2005

Energy & Engine Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-32129	88-0471842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5308 West Plano Parkway, Plano, Texas 75093
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 732-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 14, 2005, registrant closed a $1.0 million financing package with institutional investors, with Longview Fund as lead investor. The terms of the financing call for $500,000 in convertible notes and $500,000 in term notes. The investors have also been issued warrants.

Item 8.01. Other Events

Effective on October 13, 2005, the Company filed a Certificate of Amendment to its Articles of Incorporation to increase their authorized shares of common stock to 500,000,00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	October 17, 2005	Energy & Engine Technology Corporation

By: /s/ Jolie G. Kahn
Jolie G. Kahn
General Counsel